Exhibit 10.31

                              AMENDED AND RESTATED
                           COLLATERAL TRUST AGREEMENT

                  This AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT (this "Agreement"), dated as of June 13, 1997, is entered into by and among PANAMSAT CORPORATION (formerly known as "Magellan International, Inc."), a Delaware corporation ("Newco"), HUGHES COMMUNICATIONS, INC., a California corporation ("HCI," and together with Newco, the "Newco Group"), SATELLITE COMPANY, LLC, a Nevada limited liability company ("Contributor"), GRUPO TELEVISA, S.A., a corporation (Sociedad Anonima) organized under the laws of Mexico ("Parent"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation with offices at One State Street, New York, New York 10004, as Collateral Trustee for Newco Group (the "Trustee").

                                    RECITALS

                  A. The parties hereto have entered into that certain Collateral Trust Agreement, dated as of May 16, 1997 (the "Original Trust Agreement") and Contributor, Parent and the Trustee have entered into that certain Pledge and Security Agreement, dated as of May 16, 1997 (the "Pledge and Security Agreement").

                  B. The Original Trust Agreement was entered into in connection with that certain Stock Contribution and Exchange Agreement, dated as of September 20, 1996 by and among Newco Group, Contributor and Parent (the "Stock Contribution and Exchange Agreement"), which provides, among other things, for the transfer by Contributor of all of the stock of Univisa, Inc. ("Univisa"), a Delaware corporation, to Newco.

                  C. The Stock Contribution and Exchange Agreement provides that Contributor and Parent, jointly and severally, shall indemnify, save and hold harmless Newco Group, its affiliates and Subsidiaries, with respect to certain matters upon the terms and subject to the conditions provided in the Stock Contribution and Exchange Agreement and that as security therefor (and not in lieu thereof) a trust estate shall be established for the protection of Newco Group, its affiliates and Subsidiaries. This trust estate was established pursuant to the Original Trust Agreement, and is continued pursuant to this Agreement.

                  D. Contributor has requested that it be permitted to substitute Approved Letters of Credit (as defined herein) for cash deposited pursuant to the Original Trust Agreement. The parties hereto are willing to amend and restate the Original Trust Agreement in accordance with the terms and provisions contained herein.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                  1.       Defined Terms.

                           (a) For purposes of this Agreement:

                  "Affiliate" means any person or entity that is certified by the Indemnitees' Agent, in a certificate delivered to the Trustee, (i) to be the owner, directly or indirectly, of at least 25% of the outstanding equity or ownership interests (on a primary basis and not on a fully diluted basis) in the issuer of any Letter of Credit or (ii) to be owned, directly or indirectly, in whole or in any part constituting 25% or more of its outstanding equity or ownership interests (on a primary basis and not on a fully diluted basis), by any person or entity described in clause (i) herein.

                  "Approved Letter of Credit" means (i) any Initial Letter of Credit or (ii) any Letter of Credit that (A) conforms to the requirements in
Section 4(e)(i) hereof and (B) has been approved in writing by the Indemnitees' Agent (which approval shall not be unreasonably withheld).

                  "cash" means United States Dollars in such form as may, at the time, be legal tender for the payment of debts in the United States.

                  "Cash Equivalents" means Short-Term Treasuries or Joint Approval Cash Equivalents.

                  "Event of Default" has the meaning assigned in the Pledge and Security Agreement.

                  "Expiration Date" means the last day in the 91-day period following the expiration of the statutes of limitations applicable to the assessment of any tax against Univisa or USHI (or any affiliate or Subsidiary of either of them) with respect to all Pre-Closing Periods taking into account any waivers, extensions or tollings of any such statutes of limitation; provided, however, that if as of the last day of such 91-day period there are any Tax Claims, then, notwithstanding the foregoing, the Expiration Date shall not occur until the day immediately following the day on which there are no Tax Claims.

                  "Fair Market Value" means, as of any date of determination, the average of the Quoted Prices of Newco Common Stock for the 20 consecutive trading days prior to such date of determination.


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

                  "Final Tax Amount" means, as of any date of determination, the amount, if any, of a Liability or Damages in respect of taxes of Univisa or USHI (or any affiliate or Subsidiary of either of them) for which Contributor and Parent would be liable under Section 8.2(a)(ii) of the Stock Contribution and Exchange Agreement, which taxes (a) are determined to be due and payable as of such date pursuant to (i) a final determination made by, or settlement concluded with, the applicable taxing authority with respect to such taxes or (ii) a final, binding and nonappealable judgment rendered with respect to such taxes and (b) are unpaid as of such date.

                  "First Tier United States Bank" means (a) any commercial bank which (i) is organized under the laws of the United States or any state thereof,
(ii) accepts deposits insured by the Federal Deposit Insurance Corporation,
(iii) has a combined capital and surplus greater than $500 million and (iv) has a long term senior debt rating of at least AA from Standard & Poor's Corporation or Aa2 from Moody's Investors Service, Inc.; provided that for purposes of satisfying the requirement set forth in this clause (iv), such rating shall not be less than A from Standard & Poor's Corporation or less than A from Moody's Investors Service, Inc. (or, if at any time, either of such rating services shall not be rating such obligations, then equivalent ratings under this clause
(iv) from such other nationally recognized rating services as may be acceptable to Newco); or (b) even if it does not meet the criteria set forth in clause (a), from the date of this Agreement until the Indemnitees' Agent delivers to the Trustee and the Representative a notice to the effect that it is no longer acceptable as a First Tier United States Bank, Citibank, N.A.

                  "Initial Letters of Credit" means letters of credit in the form attached as Annex 2 hereto issued on the date hereof.

                  "Joint Approval Cash Equivalents" means United States Dollar indebtedness in any of the following forms, if and to the extent the Trustee has been directed to invest in such indebtedness in a joint written investment direction signed both by the Representative and by the Indemnitees' Agent: (i) marketable direct obligations guaranteed by the United States Government and backed by the full faith and credit of the United States, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, issued after July 18, 1984 maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Newco),
(iii) certificates of deposit maturing within 90 days from the date of acquisition thereof and issued by any commercial bank which accepts deposits insured by the Federal Deposit Insurance Corporation and which has a combined capital and surplus greater than $500 million and a long term certificate of deposit rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such


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

obligations, then from such other nationally recognized rating services as may be acceptable to Newco) (any such commercial bank, an "Acceptable Bank"); (iv) repurchase agreements, Eurodollar deposits and bankers acceptances maturing within 90 days from the date of acquisition thereof and issued by an Acceptable Bank; (v) investments in money market funds that invest solely in (x) Short-Term Treasuries or repurchase agreements secured by Short-Term Treasuries or (y) Joint Approval Cash Equivalents of the type described in clauses (i) and (ii) above or repurchase agreements secured by such Joint Approval Cash Equivalents; or (vi) any other instrument that is specifically approved in writing by Contributor, Parent and Newco Group, if the Trustee receives opinions of counsel reasonably satisfactory to it stating that such writing has been duly authorized, executed and delivered by each of them and is binding upon and enforceable against each of them.

                  "Known Liabilities" means Liabilities or Damages which are Indemnification Obligations that are now or hereafter included as Scheduled Liabilities or are the subject of a Liabilities Claim.

                  "Letter of Credit Expiry Date means the date set forth in any Letter of Credit as the day on which such letter of credit will expire.

                  "Letters of Credit" means the Initial Letters of Credit and any and all Approved Letters of Credit at any time delivered to the Trustee pursuant to Sections 5(d) or 8(a) hereof, any and all Approved Letters of Credit issued in extension thereof or replacement or substitution therefor, and any and all other Approved Letters of Credit at any time delivered to and accepted by the Trustee.

                  "Liabilities Claim" means a claim (other than a Tax Claim) by any party that a Liability or Damages which are Indemnification Obligations exist, but only to the extent that such claimed Liability or Damages are not included as Scheduled Liabilities.

                  "Maintenance Level" means (i) prior to the third anniversary of the date hereof, $5 million, (ii) on and after the third and prior to the tenth anniversary of the date hereof, $2 million, and (iii) -0- thereafter.

                  "Newco Common Stock" means Common Stock, $.01 par value, of Newco.

                  "Pending Amounts" means, at any time, the aggregate amount of all Liabilities Claims, except Liabilities Claims in respect of a Liability or Damages for which both (i) it has been and remains agreed or determined, in accordance with Section 6 hereof, that a reserve should or should not be maintained as part of the Scheduled Liabilities and (ii) no claim, dispute, arbitration or proceeding is pending as to the amount of any such reserve.

                  "Quoted Price" means the last reported sale price of Newco Common Stock as reported by NASDAQ or, if Newco Common Stock is listed on a national securities exchange, the last reported sale price on such exchange (which shall be for consolidated trading if


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applicable to such exchange), or if neither so reported or listed, the last reported bid price of Newco Common Stock.

                  "Scheduled Liabilities" means Known Liabilities listed on the Schedule of Liabilities to be maintained pursuant to Section 6 hereof.

                  "Short-Term Treasuries" means United States Dollar indebtedness consisting of marketable direct obligations issued by the United States Government or any agency thereof and backed by the full faith and credit of the United States, in the form of Book-entry Securities maintained by the Trustee or any nominee acting for it, solely in its name, in an account at the Federal Reserve Bank of New York under the Treasury/Reserve Automated
Debt Entry System, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof.

                  "Tax Claim" means, as of any date of determination, a claim asserted or assessed in any (i) revenue agent's report, (ii) notice of proposed adjustment, (iii) notice of deficiency, (iv) notice of assessment, (v) judicial pleading, (vi) other written document of similar import received from a taxing authority or (vii) potential claim relating to an applicable requirement or obligation to notify a state or local taxing authority with respect to a federal income tax adjustment involving a claim described in clauses (i) - (vi), involving, in any case, a Liability or Damages in respect of taxes of Univisa or USHI (or any affiliate or Subsidiary of either of them) for which Contributor and Parent would be liable under Section 8.2(a)(ii) of the Stock Contribution and Exchange Agreement but only to the extent that such claim has not been resolved pursuant to either (a) a final determination made by, or settlement concluded with, the applicable taxing authority with respect to such claim, or
(b) a final, binding and nonappealable judgment rendered with respect to such claim.

                  "Tax Reserve" means 100% of the amount of any Tax Claim or Final Tax Amount, as applicable.

                  "Unknown Liabilities" means Liabilities or Damages which are Indemnification Obligations but are not Known Liabilities.

                           (b) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stock Contribution and Exchange Agreement.

                  2. Declaration of Trust. To secure the payment, observance and performance by Contributor and Parent of each and all of their present and future indemnities, liabilities and obligations at any time arising under, pursuant to or in respect of Article VIII of the Stock Contribution and Exchange Agreement (collectively, the "Indemnification Obligations"), and the covenants and conditions of this Agreement and the Pledge and Security Agreement (collectively, including the Indemnification Obligations, the "Secured Obligations"), Newco grants and transfers to the Trustee to hold, and the Trustee is hereby authorized and directed by the Contributor and Parent to accept, and the Trustee hereby


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

accepts, in trust under this Agreement, for the benefit of Newco Group, its affiliates, Subsidiaries and all other present and future holders of any of the Secured Obligations and each and all of their members, successors and assigns, all right, title and interest in the following property:

                           (a) an amount equal to the aggregate amount of the Scheduled Liabilities set forth on the Statement of Liabilities attached hereto as Annex 1, in cash or Short-Term Treasuries or Initial Letters of Credit (as such amount may be increased or decreased hereafter pursuant to the provisions hereof, "Fund A"); and

                           (b) $25 million in cash or Short-Term Treasuries or Initial Letters of Credit (the "Liquid Collateral") plus 5,000,000 shares of Newco Common Stock, represented by certificate number TP00018 issued for such number of shares in the name of Contributor, accompanied by an assignment thereof duly executed in blank by Contributor (as such Liquid Collateral amount or number of shares may be increased or decreased hereafter pursuant to the provisions hereof, "Fund B")

(collectively, the "Initial Trust Estate," and together with (i) all rights and interests of the Trustee under the Pledge and Security Agreement, (ii) any and all Letters of Credit at any time hereafter delivered to the Trustee, (iii) any and all other property at any time hereafter transferred to the Trustee in trust under this Agreement, and (iv) any and all present and future income, distributions, substitutions, replacements and proceeds of or from the Initial Trust Estate and any other such property, the "Trust Estate"). The Trustee, its successors in trust under this Agreement and its assigns and the assigns of its successors and assigns in trust shall have and hold the foregoing Trust Estate until released to Newco Group or Contributor in accordance with the terms hereof, in trust under and subject to the terms and conditions set forth herein for the benefit of Newco Group and as security for and for the enforcement of the payment, observance and performance of all Secured Obligations (it being understood that, while all of the Trust Estate secures all Secured Obligations, Fund A shall be allocated for administrative purposes to Scheduled Liabilities and Fund B shall be allocated for administrative purposes to Unknown Liabilities, Liabilities Claims, Final Tax Amounts and Tax Claims). Newco Group, Contributor and Parent hereby consent to the foregoing declaration of trust and agree that the Trust Estate is to be held and applied by the Trustee subject to the further covenants, conditions and trust set forth herein.

                  3.       Appointment of Representative and Indemnitees' Agent.

                           (a) Contributor and Parent hereby designate Jaime Davila, Lawrence W. Dam, Charles Steinberg, Guillermo Canedo White, Javier Mondragon, Raul Lopez Martinez, and Emilio Romano, each of whom shall be authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "Representative"). Actions and inactions by such Representatives under this Agreement shall be binding and conclusive on Contributor and Parent and may be conclusively relied upon by the other parties hereto. Contributor and/or Parent, upon 10 days' written notice to the other


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

         parties, may remove any person appointed as Representative or appoint another person as Representative. No Representative shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

                           (b) Newco and HCI hereby appoint Kenneth H. Heintz and James W. Cuminale, each of whom shall be authorized to act alone, as their duly appointed agents and attorneys-in-fact, with full power of substitution, in any and all capacities, for all purposes of this Agreement (each, the "Indemnitees' Agent"). Actions and inactions by the Indemnitees' Agent under this Agreement shall be binding and conclusive on Newco Group and may be conclusively relied upon by the other parties hereto. HCI or Newco, upon 10 days' written notice to the other parties, may remove any person appointed as Indemnitees' Agent or appoint another person as Indemnitees' Agent. No Indemnitees' Agent shall be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

                  4.       Investment and Valuation of Trust Estate; Letters of
          Credit.

                           (a) The Trustee hereby acknowledges receipt of the
               Initial Trust Estate.

                                    (i) The Trustee shall keep all cash at any
                  time held by it as part of the Trust Estate, from whatever source such cash may be derived, in a non-interest-bearing account in United States Dollars maintained by the Trustee solely in the name of the Trustee, as Trustee hereunder, except that:

                                            (1) Such cash shall be invested and
                           reinvested by the Trustee in Short-Term Treasuries,
                           (i) if the Trustee is so directed in writing by the Indemnitees' Agent and if the Indemnitees' Agent states in such writing that an Event of Default has occurred and is continuing, and (ii) after the Trustee receives written directions from the Representative, stating that any and all cash held by the Trustee as part of the Trust Estate shall be kept invested in Short-Term Treasuries, and

                                            (2) Notwithstanding the foregoing,
                           such cash shall be invested by the Trustee in Joint Approval Cash Equivalents if and to the extent so directed by the Representative and the Indemnitees' Agent, acting jointly, but only if the Trustee has received an opinion of counsel approved in writing by the Indemnitees' Agent, confirming to the reasonable satisfaction of the Indemnitees' Agent that on the date of such investment, if such investment is made in the manner directed by the Representative and the Indemnitees' Agent, the Trustee will have a valid


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                           and perfected security interest in such investment
                           and the proceeds thereof, free from any adverse claim, if the Trustee makes such investment in good faith and without notice of an adverse claim; and

                                    (ii)  Such cash and Cash Equivalents shall
                  be invested and reinvested solely:

                                            (1) at the risk of Contributor and
                           Parent; and

                                            (2) in the name of the Trustee or
                           its nominee.

                           (b) The Trustee shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption or from any investment or failure to invest made in accordance with this Agreement.

                           (c) Income, if any, resulting from the investment of the Trust Estate shall be for the account of Contributor, but shall be held as part of the Trust Estate, subject to the provisions of this Agreement.

                           (d) For purposes of this Agreement, as of any date of valuation, and unless otherwise expressly provided herein, (i) Newco Common Stock shall be valued at Fair Market Value, (ii) cash shall be valued at face value, (iii) Cash Equivalents shall be valued at the principal amount outstanding thereon and (iv) Letters of Credit shall be valued at the amount available to be drawn thereunder, except that:

                                    (i) Any Cash Equivalent consisting of an
                  investment in a fund having a readily ascertainable market value or surrender value shall be valued at such value,

                                    (ii) Any Cash Equivalent that has matured
                  and has not been paid shall be valued at zero,

                                    (iii) Any Letter of Credit that is not an
                  Approved Letter of Credit shall be valued at zero,

                                    (iv) Any Letter of Credit issued by a bank
                  which no longer is a First Tier United States Bank shall be valued at zero effective on the 45th day after the Indemnitees' Agent delivers to the Trustee and the Representative a notice to such effect, requesting that an Approved Letter of Credit issued by a First Tier United States Bank for at least the same amount as such Letter of Credit be substituted for such Letter of Credit (and if such substitute Approved Letter of Credit is delivered to and accepted by the Trustee prior to such day,


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

                  the Trustee is hereby authorized and directed to surrender such Letter of Credit to Contributor and Parent against delivery of such substitute Approved Letter of Credit),

                                    (v) Any Letter of Credit on which any
                  payment demand was made in conformity with such Letter of Credit and was not honored by payment in full of the amount demanded within one business day after demand, and all other Letters of Credit issued by the issuer of such Letter of Credit or by any Affiliate of such Issuer, shall be valued at zero,

                                    (vi) Any Cash Equivalent on which any
                  partial payment of principal or any interest payment is more than three days past due shall be valued at zero, and

                                    (vii) Any Cash Equivalent or Letter of
                  Credit as to which the Indemnitees' Agent has notified the Trustee, Contributor and Parent in writing that Newco Group reasonably believes the obligor is (or more probably than not is) unable to pay the Cash Equivalent at maturity or to pay the full amount available under such Letter of Credit upon demand in conformity with the terms thereof shall be valued at such amount, including zero, as the Indemnitees' Agent may set forth in such notice. The valuation set forth in a notice given pursuant to this Section 4(d)(vii) shall become effective on the eleventh day after receipt of such notice by the Trustee, unless prior to such eleventh day the Representative gives the Trustee and the Indemnitees' Agent written notice of objection to such valuation, in which event the Cash Equivalent or Letter of Credit subject to such valuation shall be valued at face value until the Trustee receives notice reasonably acceptable to the Trustee of any different value that has been determined in accordance with
                  Section 7 hereof and shall thereafter be valued at the value so determined; provided that during such interim period, the Cash Equivalent or Letter of Credit may be given a different value pursuant to any other subclause of this Section 4(d).

                           (e) In the case of any and all Letters of Credit at any time held by the Trustee as part of the Trust Estate:

                                    (i) Each Letter of Credit shall:

                                            (1) be issued by a First Tier United
                           States Bank through any foreign or domestic branch and shall constitute the lawful commitment and obligation of such issuer to pay United States Dollars up to the amount set forth therein upon one or more demands made in conformity with the terms set forth therein prior to an expiry date set forth therein;


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

                                            (2)  be issued for the benefit of
                           the Trustee and name the Trustee as the sole beneficiary thereof;

                                            (3) be available for payment in
                           United States Dollars on the first business day after the business day of demand made upon the issuer by presentation at the issuer's office prior to 11:00 a.m. (local time in the jurisdiction of the office of the issuer where draws on such Letter of Credit are to be presented) of a certificate, in the form set forth in the Letter of Credit, demanding a drawing on the Letter of Credit and presented in compliance with the terms of the Letter of Credit (whether made by manual delivery or by any form of teletransmission), and on the second business day after any such demand made after 11:00 a.m., as follows:

                                                     A) the issuer will pay to
                                    the Trustee the full amount of such Letter of Credit at any time during the period that commences on the 30th day prior to the Expiry Date set forth in such Letter of Credit, if demand for such payment is made either (i) by the Trustee, acting alone through any officer of the Trustee, or (ii) by the Indemnitees' Agent;

                                                     B) subject to Section 7 of
                                    this Agreement, the issuer will pay to the Trustee the full amount of such Letter of Credit on the first business day after the 45th day after the Indemnitees' Agent delivers to the Trustee and the Representative a notice to the effect that the issuer is no longer a First Tier United States Bank, requesting that an Approved Letter of Credit issued by a First Tier United States Bank for at least the same amount as such Letter of Credit be substituted for such Letter of Credit, if a substitute Approved Letter of Credit has not been delivered to the Trustee and if demand for such payment is made by the Trustee, acting alone through any officer of the Trustee; and

                                                     C) the issuer will pay to
                                    the Trustee the amount set forth in any
                                    demand at any time made by the Trustee,
                                    acting alone through any officer of the
                                    Trustee, up to the amount of such Letter of Credit; provided that, prior to presentation of such demand pursuant to this subclause
                                    (C), all required notices have been given and any objections have been resolved pursuant to the terms of this Agreement;

                           provided that, for purposes of this subclause (3), a "business day" shall mean, for any Letter of Credit, any day other than a Saturday, Sunday


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

                           or other day on which banks in New York City or in the jurisdiction of the office of the issuer where draws on such Letter of Credit are to be presented are authorized to close;

                                            (4)  be transferable solely to a
                           successor Trustee which succeeds to the Trustee pursuant to Section 13 hereof;

                                            (5) be available for an unlimited
                           number of demands for payment, specifically stating that the failure to make demand for payment on any occasion shall not affect, impair or limit the availability of the credit or the right to make an unlimited number of payment demands at any later time or on any other occasion;

                                            (6) not require presentation of any
                           draft, submission of any certificate, proof of fact, proof of claim or any other document whatsoever, as a condition to the honor of such Letter of Credit or for any other purpose, except as otherwise set forth in this Section;

                                            (7) not require presentation of such
                           Letter of Credit as a condition to the honor of such Letter of Credit or for any other purpose, whether for exhibition, notation, or surrender or otherwise; and

                                            (8) either (a) be in the form, in
                           all material respects, of an Initial Letter of Credit, (b) comply, in all material respects, with the foregoing provisions of this Section 4(e)(i), as determined by Newco and the Trustee, or (c) be, in all respects, both as to form and as to substance, satisfactory to Newco in its reasonable discretion and to the Trustee in its reasonable discretion, and the Trustee shall have received notice from the Indemnitees' Agent as to Newco's acceptance of a Letter of Credit pursuant to subclauses (b) or (c) of this subclause (8); provided that the parties hereto agree without limitation that (I) any change in the proposed substance of any proposed Letter of Credit from that of the Initial Letters of Credit or the substance of the requirements of this Section 4(e)(i) shall be deemed to be "material" for purposes of this subclause (8) and (II) any change which could reasonably be expected to have an adverse effect on the ability of the Trustee or the Indemnitees' Agent, as the case may be, to draw under a Letter of Credit, or that could reasonably be expected to make any such draw more difficult or time consuming, shall be deemed to be "material" for purposes of this subclause (8).

                  Newco and the Trustee hereby confirm their approval of the Initial Letters of Credit.


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

                                    (ii) No later than the 20th day prior to the
                  Letter of Credit Expiry Date of each Letter of Credit, the Trustee shall demand payment of the full amount available under such Letter of Credit from the issuer thereof in conformity with the terms of such Letter of Credit unless an Approved Letter of Credit in at least the same amount has been delivered to and accepted by the Trustee in substitution for such Letter of Credit no later than the 30th day prior to such Letter of Credit Expiry Date (and if such substitute Approved Letter of Credit is delivered to and accepted by the Trustee prior to such day, the Trustee is hereby authorized and directed to surrender such Letter of Credit to Contributor and Parent against delivery of such substitute Approved Letter of Credit).

                                    (iii) The Trustee shall demand payment of
                  amounts available under Letters of Credit if, as, when and to the extent required to fund any payment or distribution required to be made by the Trustee from the Trust Estate pursuant to this Agreement (including, without limitation, after all required notices have been given and any objections have been resolved pursuant to the terms of this Agreement), but only to the extent the cash and Cash Equivalents then held by the Trustee as part of the Trust Estate are not sufficient to fund such payment or distribution.

                                    (iv) The Trustee shall demand payment of all
                  amounts available under any and all Letters of Credit in conformity with the terms thereof, promptly upon the Trustee's receipt of written directions to do so from the Indemnitees' Agent, if either (i) a Make-Whole Breach has occurred and is then continuing or (ii) the Indemnities' Agent certifies in such written directions that an Event of Default has occurred and is continuing.

                                    (v) The Trustee shall demand payment of
                  amounts available under Letters of Credit if, as, when and to the extent the Trustee at any time receives written directions to do so from the Representative.

                                    (vi) The Trustee's obligations under this
                  Section 4(e) may be waived or modified only by joint written directions signed by the Representative and the Indemnitees' Agent, but such waiver or modification shall be effective (i) only if and to the extent specifically set forth in such joint written directions, (ii) only on the specific occasion and for the specific purpose for which such joint written directions were given, without in any manner impairing the rights and obligations of the parties (as set forth herein) as to any other occasion, even if identical to such occasion, or for any other purpose, and (iii) in the case of any modification, only if the Trustee is willing to consent thereto in its sole discretion.

                                    (vii) Subject to subclause (vi) above, the
                  Trustee's obligations to demand such payment as set forth in this Section 4(e) shall be absolute and unconditional and shall not be affected or diminished by any contrary notice or demand delivered to the Trustee by or on behalf of Contributor or Parent or any other person except as specifically provided for in this Agreement.

                                    (viii) All proceeds of any demand for
                  payment under any Letter of Credit shall be remitted to the Trustee and shall be held by it as part of the Trust Estate.

                  5.       Required Trust Estate Values.

                           (a) The Trust Estate shall be valued by the Trustee at the end of each calendar quarter (a "quarterly valuation"). The Trustee shall send the other parties hereto written notice of such quarterly valuation within 10 days after the end of such quarter.

                           (b) The value of Fund B shall be as follows:

                                    (i) After the date hereof and prior to the
                  date which is 16 months after the date hereof, at any quarterly valuation the value of Fund B shall be no less than $175 million, of which no less than $25 million shall be cash or Cash Equivalents.

                                    (ii) After the date which is 16 months after
                  the date hereof and prior to the termination of this Agreement, at any such quarterly valuation, the value of Fund B shall be no less than $100 million, of which no less than $25 million shall be cash or Cash Equivalents.

                                    (iii) After the Expiration Date, the value
                  of Fund B may be reduced to the Maintenance Level, all of which may be maintained in Newco Common Stock.

         Notwithstanding the foregoing, while there is any Tax Claim, Final Tax Amount or pending Liabilities Claim, Fund B shall be maintained in an amount equal to the sum of all Tax Reserves for all Tax Claims, Final Tax Amounts, the Maintenance Level, all Pending Amounts, and all other amounts required to be paid out from or maintained in Fund B.

                           (c) At any quarterly valuation, the value of Fund A shall be no less than the then amount of Scheduled Liabilities.

                           (d) If the values of Funds A and B as determined by the Trustee in accordance with this Agreement in any quarterly valuation are less than the values then required to be maintained under Sections 5(b) and 5(c) hereof (a "deficiency"), the Trustee shall notify the parties and, within 15 days from the date such quarterly valuation is sent by the Trustee to the other parties hereto, Contributor and Parent shall cause to be deposited with the Trustee, as part of the Trust Estate, (i) cash, Short-Term Treasuries or Approved Letters of Credit in an aggregate amount equal to the deficiency in Fund A and (ii) cash, Short-Term Treasuries, Approved Letters of Credit or Newco Common Stock in an aggregate amount equal to the deficiency in Fund B, provided that no less than $25 million of Fund B shall at all times consist of cash or Cash Equivalents or Approved Letters of Credit (such deposits, a "Make-Whole Payment"). Notwithstanding the foregoing, if the deficiency in Fund B would be eliminated if the value of the Newco Common Stock increased 11.1 % or less from the value used in the quarterly valuation, the deficiency in Fund B need not be deposited.

                           (e) If the values of Funds A and B as determined by the Trustee in any quarterly valuation are more than the values then required to be maintained under Sections 5(b) and (c) hereof (a "surplus"), the Trustee shall notify the parties and, within 15 days from the date such quarterly valuation is sent by the Trustee to the other parties hereto, the Trustee shall cause, at the request of Contributor, either (i) the surplus of cash or Cash Equivalents in Fund A to be released to Contributor or (ii) at the request of Contributor, either (1) the amount available to be drawn under a Letter of Credit in Fund A to be reduced by an amount equal to the surplus or (2) a Letter of Credit in Fund A with an amount available to be drawn equal to the surplus released to Contributor, and shall cause, at the request of Contributor, either (i) the surplus of cash or Cash Equivalents or Newco Common Stock in Fund B to be released to Contributor or (ii) at the request of Contributor, either (1) the amount available to be drawn under a Letter of Credit in Fund B to be reduced by an amount equal to the surplus or (2) a Letter of Credit in Fund B with an amount available to be drawn equal to the surplus released to Contributor, provided that no less than $25 million of Fund B shall at all times consist of cash or Cash Equivalents or Approved Letters of Credit. Notwithstanding the foregoing, if the surplus in Fund B would be eliminated if the value of the Newco Common Stock decreased by 10% or less from the value used in the quarterly valuation, the surplus in Fund B shall not be released. Further, no amount shall be released to Contributor pursuant to this Section 5(e) while an Event of Default is continuing.

                           (f) Contributor and Parent may deliver a Make-Whole Payment consisting of cash or Cash Equivalents or Approved Letters of Credit or (to the extent permitted under Section 5(d) hereof) Newco Common Stock owned by Contributor or Parent or by any Subsidiary of Parent, if, in the case of Newco Common Stock owned by any such Subsidiary, (i) such Subsidiary executes and delivers to the Trustee an agreement reasonably satisfactory to the Trustee and Newco Group by which such Subsidiary agrees to join in and be bound by this Agreement and the Pledge and Security Agreement on the same terms and conditions as those by which Parent is bound, together with such financing statements, assignments and transfer instruments requested as to such Subsidiary by the Trustee or Newco Group, and (ii) Parent executes and delivers to the Trustee an instrument reasonably satisfactory to the Trustee warranting the due authorization, execution, delivery, legality and enforceability of such agreement, financing statements, assignments and transfer instruments and guaranteeing due and punctual payment and performance of all liabilities and obligations of such Subsidiary thereunder.

                  6. Trust Estate Scheduled Liabilities - Determination and Payment.

                           (a) The Trustee shall maintain on an ongoing basis a schedule of Known Liabilities (the "Schedule of Liabilities") determined as provided in this Section 6. The initial Schedule of Liabilities is the Statement of Liabilities attached hereto as Annex 1. Each Scheduled Liability shall be stated at an amount equal to its liquidated amount if it is a Known Liability which is liquidated (i.e., in an amount certain) or at its related reasonable reserve if it is a Known Liability which is unliquidated (i.e., in an amount which is uncertain or contingent). The liquidated amount or the reserve, as the case may be, with respect to any Known Liability is its "Scheduled Amount." Amounts claimed under Tax Claims and Final Tax Amounts shall not be Scheduled Liabilities.

                           (b) The Schedule of Liabilities shall also include for Known Liabilities which are liquidated their respective discrete (one or more) or periodic due dates and the names and addresses of the persons entitled to payment. Unless the Representative or Indemnitees' Agent shall give notice to the Trustee at least 10 days prior to the due date of any Known Liability which is liquidated that payment should not be made on such due date, the Trustee shall pay from Fund A Known Liabilities which are liquidated when due, and the related Known Liability shall be deemed satisfied and removed (to the extent satisfied) from the Schedule of Liabilities.

                           (c) If any party (other than the Trustee) becomes aware that any Known Liabilities which are liquidated have arisen after the date hereof, such party shall (through the Representative or the Indemnitees' Agent, as the case may be) give notice, and provide relevant documentation, if any, to the other parties. The notice shall contain the information called for by the first sentence of Section 6(b) hereof. If no party (other than the trustee) object to such notice within 10 days of the notice, the subject Known Liabilities shall be added to the Schedule of Liabilities.

                           (d) If any party (other than the Trustee) becomes aware that any Known Liabilities which are unliquidated have arisen after the date hereof, such party shall (through the Representative or the Indemnitees' Agent, as the case may be) give notice, and provide relevant documentation, if any, to the other parties and shall propose a reasonable reserve therefor. If no party (other than the Trustee) objects to such notice within 10 days of the notice, the subject Known Liabilities shall be added to the Schedule of Liabilities at the amount of the proposed reserve.

                           (e) If there shall occur any developments or events which cause any party (other than the Trustee) reasonably to believe that the reserve for a Known Liability which is unliquidated or the scheduled amount of a Known Liability which is liquidated should be adjusted, such party shall (through the Representative or the Indemnitees' Agent, as the case may be) give notice to the other parties of the proposed adjustment and the basis therefor. If no party (other than the trustee) objects to such notice within 10 days of the notice, the reserve or Scheduled Amount for such Known Liability shall be adjusted as proposed.

                           (f) If Known Liabilities which are unliquidated become liquidated through final resolution or settlement, the party responsible for the resolution shall give notice to the other parties of the nature and amount of the resolution and present evidence thereof in the form of a release, receipt, or otherwise. If no party (other than the trustee) objects to such notice within 10 days of the notice, the subject Known Liability shall be deemed liquidated at the amount of the resolution and, up to the Scheduled Amount, shall be paid as provided in Section 6(b) hereof.

                           (g) In addition, if the Representative shall give notice to the other parties hereto at least 15 days prior to a quarterly valuation that Parent or Contributor has satisfied, or caused to be satisfied, any Known Liability and shall present evidence thereof in the form of a receipt, release or other proof of its claim, then if the Indemnitees' Agent does not give notice of objection within 10 days of the Representative's notice, the Trustee shall, at the request of Contributor, either (i) reimburse Contributor or Parent (as the case may be) out of the Trust Estate for the amount paid in satisfaction of the Known Liability up to its Scheduled Amount or (ii) at the request of Contributor, cause either (1) the amount available to be drawn under a Letter of Credit in Fund A or Fund B, as the case may be, to be reduced by an amount equal to the amount paid in satisfaction of the Known Liability up to its Scheduled Amount or (2) a Letter of Credit in Fund A or Fund B, as the case may be, with an amount available to be drawn equal to the amount paid in satisfaction of the Known Liability up to its Scheduled Amount to be released to Contributor. Such Known Liability shall thereafter be deemed satisfied and removed (to the extent satisfied) from the Schedule of Liabilities.

                           (h) In addition, if the Indemnitees' Agent shall give notice to the other parties hereto at least 15 days prior to a quarterly valuation that HCI or Newco has incurred or has satisfied, or caused to be satisfied, any Known Liability and shall present evidence thereof in the form of a receipt, release or other proof of its claim, then if the Representative does not give notice of objection within 10 days of the Indemnitees' Agent's notice, the Trustee shall reimburse HCI or Newco (as the case may be) out of the Trust Estate for the amount paid in satisfaction of the Known Liability up to its Scheduled Amount. Such Known Liability shall thereafter be deemed satisfied and removed (to the extent satisfied) from the Schedule of Liabilities.

                           (i) When so directed in writing by the Representative upon at least 10 days' prior written notice, if (and only if) no Make-Whole Breach is then continuing under Section 8(c) hereof, the Indemnitees' Agent shall direct the Trustee (x) to sell or otherwise liquidate (in any commercially reasonable manner set forth in the Representative's notice) Cash Equivalents or Newco Common Stock held by the Trustee in Fund B as necessary to pay and discharge a Tax Claim or Final Tax Amount and (y) to pay directly to the taxing authority certified in the Representative's notice to be entitled to payment of such Tax Claim or Final Tax Amount, on account and in satisfaction of such Tax Claim or Final Tax Amount, such amount as is set forth in the Representative's notice. The Trustee shall not take any action under this Section 6(i) unless it receives such notice from the Indemnitees' Agent, regardless of the Trustee's receipt of any notice from the Representative.

                           (j) The Trustee (i) shall not be obligated to give any notice under any of the foregoing provisions in this Section 6,
         (ii) shall not be entitled to object to any notice given under any such provisions, (iii) shall not be obligated to make any adjustment in the Schedule of Liabilities, unless and until it receives notice thereof in accordance with such provisions and either (x) the time for objection thereto, as set forth in such provisions, has expired or (y) any such objection that was timely given has been resolved pursuant to Section 7 hereof, and (iv) shall give notice to the other parties hereto if it believes in good faith that any liquidated Known Liability has arisen, but shall not have any liability for (or suffer any diminution in its rights under Section 14 hereof on account of) any such notice given or not given by it in good faith.

                  7. Certain Disputes. In the event that either the Representative or the Indemnitees' Agent shall give notice of objection to any notice given under any of the provisions of Sections 4(d), 4(e) (other than Section 4(e)(i)(3)(A)), 6 or 9 hereof, the parties (other than the Trustee) shall promptly meet and confer and attempt to resolve the objection. If they succeed, they shall promptly and jointly notify the Trustee and the Trustee shall act in accordance with the notice. If they shall not succeed within 15 days or, in the case of an objection with respect to Section 4(e)(i)(3)(B), 5 days of the notice of objection, they shall, within an additional 45 days or, in the case of an objection with respect to Section 4(e)(i)(3)(B), 15 days, commence and complete an arbitration proceeding in accordance with the provisions of Section 24 hereof. Unless the parties shall otherwise jointly instruct the Trustee, the Trustee shall act with respect to the subject valuation (as to notice of objection under Section 4(d) hereof) or the subject Known Liability (as to notice of objection under Section 6 hereof) in accordance with the arbitrator's award when received. A party must have a reasonable basis in giving any such notice of objection and shall set forth the basis of its objection in the notice.

                  8. Certain Releases, Substitutions; Consequences of Make-Whole Breach.

                           (a) When so directed in writing by the Representative upon at least 10 days' prior written notice (with a copy to the Trustee), the Indemnitees' Agent shall instruct the Trustee to release from Fund A and/or Fund B and deliver to Contributor, at the election of the Representative, any or all cash, Cash Equivalents and Newco Common Stock then held by the Trustee in Fund A and/or Fund B, as the case may be, but only if prior to any such release and delivery there is deposited with the Trustee, to be held as part of the Trust Estate and as part of Fund B, an Approved Letter of Credit in an amount at least equal to the then value of the cash, Cash Equivalents and the Fair Market Value of the Newco Common Stock so to be released. If any Letter of Credit to be delivered pursuant to this Section 8(a) is not in the form of an Initial Letter of Credit, then Newco shall be given at least 30 days' advance notice of the proposed issuance of such Letter of Credit, with copies of such Letter of Credit and all documents pertaining thereto. The Trustee shall not take any action under this Section 8(a) unless it receives the notice herein required from the Indemnitees' Agent (which notice shall not be unreasonably withheld), regardless of the Trustee's receipt of any notice from the Representative.

                           (b) When so directed in writing by the Representative upon at least five days prior written notice, the Indemnitees' Agent shall instruct the Trustee to release from Fund B and deliver to Contributor the number of shares of Newco Common Stock specified in such notice, but only if Contributor transfers to the Trustee, to be held as part of the Trust Estate, cash in an amount equal to the Fair Market Value of such shares of Newco Common Stock, concurrently with and in exchange for delivery of such shares of Newco Common Stock. The Trustee shall not take any action under this Section 8(b) unless it receives the notice herein required from the Indemnitees' Agent (which notice shall not be unreasonably withheld), regardless of the Trustee's receipt of any notice from the Representative.

                           (c) If Contributor and Parent at any time fail to deposit any Make- Whole Payment required to be deposited by them pursuant to Section 5(d) hereof (a "Make-Whole Breach"), then at all times thereafter until the full amount of such Make-Whole Payment is received by the Trustee, in cash and as part of the Trust Estate, (i) the Indemnitees' Agent shall have the sole power to direct and control the application of the Trust Estate to the settlement, payment and satisfaction of any and all Scheduled Liabilities, Liabilities Claims, Final Tax Amounts and Tax Claims (whether or not disputed or liquidated), at such times and in such amounts, manner and order and on such conditions as the Indemnitees' Agent from time to time, in its sole discretion, may determine and (ii) subject to applicable laws, regulations, orders, judgments and decrees and the provisions of
         Section 13 hereof, the Trustee shall honor all instructions received by it in writing from the Indemnitees' Agent to collect any or all Cash Equivalents, sell any or all Newco Common Stock and otherwise liquidate any and all property of the Trust Estate and pay, from cash in the Trust Estate, any or all such Scheduled Liabilities, Liabilities Claims, Final Tax Amounts and Tax Claims, in such amount, manner and order as the Indemnitees' Agent in its sole discretion may elect and direct, in each case (x) whether or not any claim so paid has then been settled or liquidated or is then binding upon Contributor or Parent under any judgment or award, (y) whether or not Contributor or Parent has participated in or approved any settlement or payment of any claim, and (z) whether or not Parent or Contributor has given the Trustee notice of objection to any such instructions or notice of any demand for arbitration or judicial relief in respect thereof. No such action by the Indemnitees' Agent shall be determinative of any liability of Parent or Contributor for or as to any Liability or Damages pursuant to the provisions of the Stock Contribution and Exchange Agreement.

                  9.       Termination of Agreement.

                           (a) Ninety (90) days after the 10th anniversary of the date hereof (the "Cut-off Date"), (i) the Trustee shall determine, by a valuation in accordance with Sections 4 and 6 hereof, the excess, if any, (the "Excess Amount") of (A) all property then held in the Trust Estate over (B) the amount required to pay the sum of all Scheduled Liabilities, all Tax Reserves for all Tax Claims and Final Tax Amounts, all Pending Amounts, and all other amounts required to be paid from Fund B, and (ii) the Trustee shall release such Excess Amount to Contributor, unless at such time the statute of limitations applicable to the assessment of United States federal income tax against Univisa or USHI (or any affiliate or Subsidiary of either of them) with respect to any Pre-Closing Period shall not have expired, in which event any Excess Amount shall be determined and released to Contributor upon the day following the earliest to occur of (x) the expiration of such statute of limitations, (y) a final determination by the Internal Revenue Service to the effect that neither Univisa nor USHI (nor any affiliate or Subsidiary of either of them) has any unsatisfied liability for taxes for which Parent and Contributor would be liable pursuant to Section 8.2(a)(ii) of the Stock Contribution and Exchange Agreement, and (z) the assertion of a Tax Claim by the Internal Revenue Service.

                           (b) After the Cut-off Date, no Known Liabilities shall be added to the Schedule of Liabilities other than as a result of the determination of Pending Amounts.

                           (c) After satisfaction and discharge of all remaining Scheduled Liabilities and Final Tax Amounts, determination of all Pending Amounts, final, indefeasible nonappealable satisfaction and discharge of all Tax Claims and Liabilities Claims, and payment or satisfaction of all previously unpaid amounts to which the Trustee may be entitled under Section 14 hereof, and after the Excess Amount
         (if any) is released in accordance with Section 9(a) hereof, all amounts remaining in the Trust Estate shall be delivered to Contributor.

                           (d) Upon the final distribution of all of the Trust Estate in accordance with the terms of this Agreement, this Agreement shall terminate, except that the provisions of Sections 13 and 14 hereof shall survive such termination.

                           (e) The Trustee shall not be obligated to release or deliver any assets of the Trust Estate pursuant to this Section 9 except if and to the extent (i) the Trustee receives joint written instructions from the Representative and the Indemnitees' Agent, directing such release or delivery, (ii) the Trustee (x) receives notice from the Representative directing that such release or delivery be made on any date occurring after the Cut-Off Date, (y) has given the Indemnitees' Agent notice of the Trustee's receipt of such direction from the Representative, and at least 60 days have elapsed since such notice was given to the Indemnitees' Agent, and (z) has not received notice of objection to such release or delivery from the Indemnitees' Agent, or (iii) in accordance with an arbitrator's award, directing that such release or delivery be made on any date occurring after the Cut-Off Date, delivered in an arbitration proceeding conducted in accordance with the provisions of Section 24 hereof.

                  10. Directions to Trustee. Both prior to and after the occurrence of any Event of Default, the Trustee shall (subject to Sections 12 and 13 hereof) exercise and enforce its rights and remedies under the Pledge and Security Agreement in accordance with such instructions as the Trustee from time to time may receive from Newco Group, so long as such instructions do not, in the good faith opinion of the Trustee, require it to engage in any action which would violate any applicable law, regulation, judgment, order or decree or expose it to liability for which it has not received indemnification from Newco Group pursuant to Section 14 hereof.

                  11. Tax Matters. Each party to this Agreement shall provide a completed IRS Form W-8 or Form W-9 to the Trustee upon request of the Trustee. Subject to Section 14, Contributor and Parent, jointly and severally, covenant and agree to indemnify and hold the Trustee harmless against all liability for tax withholding and/or reporting for any payments made by the Trustee pursuant to this Agreement.

                  12. Duties of the Trustee. The Trustee shall have no duties or responsibilities other than those expressly set forth in this Agreement and the Pledge and Security Agreement, and no implied duties or obligations shall be read into this Agreement or the Pledge and Security Agreement against the Trustee. The Trustee shall have no duty to enforce any obligation of any person, other than as provided herein. The Trustee shall be under no liability to anyone by reason of any breach or failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

                  13.      Liability of the Trustee; Withdrawal.

                           (a) The Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith (except as provided in the immediately succeeding sentence), and may rely conclusively and shall be protected in taking or omitting to take any action based upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee to be genuine and to be signed or presented by the proper person(s). The Trustee shall not be held liable for any error in judgment made in good faith by an officer of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Trustee shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto.

                           (b) Without limitation of any other provision of this Agreement, the Trustee shall not be responsible for and may conclusively rely upon and shall be protected, indemnified and held harmless by Contributor and Parent, acting jointly and severally, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received (from any party), held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver an document, property or this Agreement.

                           (c) No provision of this Agreement or the Pledge and Security Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power hereunder or thereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

                           (d) The Trustee makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to Newco Group or its successors or assigns as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or the Pledge and Security Agreement or as to the creation, perfection, priority or enforceability of any security interest granted hereunder or thereunder or as to the existence, ownership, quality, condition, value or sufficiency of any of the Trust Estate or as to any other matter whatsoever, except only that the Trustee represents and warrants to the other parties hereto that (i) it has the right, power and authority, and all required licenses and consents, to execute, deliver and perform its duties under this Agreement and the Pledge and Security Agreement, and (ii) this Agreement and the Pledge and Security Agreement have been duly executed and delivered by it, upon due authorization, and (without representing as to the legality, binding effect or sufficiency of any provision herein or therein) are binding upon and legally enforceable against it, subject to laws generally affecting the enforcement of creditors' rights and the effect of equitable principles, whether considered in a court of law or equity.

                           (e) In the event that the Trustee shall become involved in any arbitration or litigation relating to the Trust Estate, the Trustee is authorized to comply with any final, binding and nonappealable decision reached through such arbitration or litigation.

                           (f) The Trustee may resign at any time and be discharged from its duties and obligations hereunder and under the Pledge and Security Agreement, by giving notice to the other parties. Such resignation shall not discharge or otherwise affect the Trust Estate or any property comprising part of the Trust Estate or any beneficial interest therein or the rights, powers and liens created by or arising under this Agreement and the Pledge and Security Agreement. Such resignation shall take effect when a successor Trustee has been appointed by Newco and has accepted the trusts herein provided. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                           (g) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Newco Group. Thereupon, the resignation of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement and all of the rights, powers and liens granted to the Trustee under the Pledge and Security Agreement. The successor Trustee shall mail a notice of its succession to Contributor and Parent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee provided all sums owing to the retiring Trustee have been paid.

                           (h) Notwithstanding the replacement of the Trustee pursuant to this Section 13, the resigning Trustee shall continue to be entitled to the rights, immunities and benefits provided under Sections 12, 13, 14 and 24 hereof.

                  14. Trustee's Fees and Indemnification. All fees (as may from time to time be agreed in writing by the Trustee, Contributor and Parent) and reasonable expenses and disbursements of the Trustee for its services hereunder and under the Pledge and Security Agreement, shall be paid by Contributor and Parent. Newco Group, Contributor and Parent, jointly and severally, hereby agree to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or wilful misconduct on the part of the Trustee, including legal or other fees arising out of or in connection with its entering into this Agreement and the Pledge and Security Agreement and carrying out its duties hereunder or thereunder, including the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Trustee shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection with this Agreement or the Pledge and Security Agreement, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Trustee shall not be indemnified against any loss, liability or expense arising out of its bad faith, gross negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Trustee.

                  15. Inspection. All funds or other property held as part of the Trust Estate shall at all times be clearly identified on the Trustee's accounts as being held by the Trustee hereunder. Any party hereto may at any time during the Trustee's business hours (with reasonable notice) inspect any records or reports relating to the Trust Estate.

                  16. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) when receipt is automatically acknowledged if transmitted by telecopy, electronic or digital transmission method, (iii) the day after it is sent, if sent for next day delivery to an address within the United States and Puerto Rico by recognized overnight delivery service (e.g. Federal Express), (iv) the third day after it is sent, if sent for next day delivery to any other address by recognized international delivery service, and
(v) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                           (a) If to Contributor or the Representative:

                                       SATELLITE COMPANY, LLC
                                       c/o Fonovisa Centroamerica, S.A.
                                       De Popa de Curridabat 25 Mts. Este
                                       Edificio Galerias del Este
                                       Local 8
                                       San Jose, Costa Rica

                               with a copy to:

                                       Fried, Frank, Harris, Shriver & Jacobson
                                       One New York Plaza
                                       New York, New York  10004
                                       Attention:  Joseph A. Stern, Esq.
                                       Telephone:  (212) 859-8000
                                       Telecopy:  (212) 859-4000

                           (b) If to Parent:

                                       GRUPO TELEVISA, S.A.
                                       Avenida Vasco de Quiroga # 2000
                                       Colonia Santa Fe
                                       Mexico, QF 01210
                                       Attention:  Emilio Romano
                                       Telephone:  011-525-261-2414
                                       Telecopy:  011-525-261-2487

                               with a copy to:

                                       Fried, Frank, Harris, Shriver & Jacobson
                                       One New York Plaza
                                       New York, New York  10004
                                       Attention:  Joseph A. Stern, Esq.
                                       Telephone:  (212) 859-8000
                                       Telecopy:  (212) 859-4000

                           (c) If to Newco or Indemnitees' Agent:

                                       PANAMSAT CORPORATION
                                       1 Pickwick Plaza, Suite 270
                                       Greenwich, Connecticut 06830
                                       Attention:  James W. Cuminale, Esq.
                                       Telephone:  (203) 622-6664
                                       Telecopy:  (203) 861-8684

                               with a copy to:

                                       Chadbourne & Parke LLP
                                       30 Rockefeller Plaza
                                       New York, New York 10112
                                       Attention:  Dennis J. Friedman
                                       Telephone:  (212) 408-5200
                                       Telecopy:  (212) 541-5369

                           (d) If to HCI:

                                       HUGHES COMMUNICATIONS, INC.
                                       PO Box 9712
                                       Long Beach, California 90810-9928
                                       Attention:  Jerald Farrell, President
                                       Telephone:  (310) 525-5010
                                       Telecopy:  (310) 525-5015
                               with a copy to:

                                       Latham & Watkins
                                       633 West Fifth Street, Suite 4000
                                       Los Angeles, California  90071
                                       Attention:  Bruce R. Lederman, Esq.
                                       Telephone:  (213) 485-1234
                                       Telecopy:  (213) 891-8763

                           (e) If to the Trustee:

                                       IBJ Schroder Bank & Trust Company
                                       One State Street
                                       New York, New York 10004
                                       Attention:  Corporate Trust Department
                                       Telephone:  (212) 858-1234
                                       Telecopy:  (212) 858-2952

                  17. Non-Exclusive Remedy. Newco Group, Contributor and Parent agree and acknowledge that the Trust Estate shall not be Newco Group's exclusive method of receiving indemnification from Contributor and Parent pursuant to Section 8.2 of the Stock Contribution and Exchange Agreement and Contributor and Parent shall be and remain in all respects personally liable for all Indemnification Obligations and each liability may be enforced by any lawful means.

                  18. Modification; Waiver. Subject to applicable law, this Agreement may be amended, modified or supplemented, with respect to any of the terms contained herein, only by written agreement of the parties and the rights, remedies, immunities and benefits created hereby or arising hereunder in favor of any person may be waived by it only by and instrument in writing signed by it. No such right, remedy, immunity or benefit shall be deemed waived by reason of such person's failure to act, oral statements or course of conduct, including any grant of a waiver on a different or prior occasion.

                  19. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

                  20. Assignment. Except for assignments by a member of the Newco Group to any affiliate or Subsidiary of such member with respect of some or all of its rights under this Agreement (which assignment can be made without the written consent of Contributor or

Parent), neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of Contributor, Parent and Newco Group. The Trustee shall not be bound by any assignment, unless it receives written notice thereof. No other party hereto may assign its obligations to the Trustee without the Trustee's written consent. Subject to the foregoing provisions of this Section 20, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  21. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions).

                  22. Interest in Trust Estate. Neither Contributor nor Parent has any interest in the Trust Estate except only as to any property which has been released from the Trust Estate and delivered to Contributor or Parent as herein provided, effective upon such release and delivery.

                  23. Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. The Trustee shall not be obligated to agree to any amendment that adversely affects its rights or obligations hereunder. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment; provided, however, that nothing in this Section 23 shall be deemed to limit or otherwise modify the Trustee's rights under Sections 13, 14 and 24 hereof, including Section 13(c).

                  24. Arbitration. Notwithstanding anything in any other Section of this Agreement to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, the parties agree that such dispute shall be resolved by final and binding arbitration in Los Angeles, California, administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree to prior to the Closing. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

                  Notwithstanding anything in the preceding paragraph of this
Section 24 to the contrary, the parties shall have the right to submit to a court, in accordance with the following provisions of this Section 24, (i) any claim asserted by the Trustee, in its personal capacity, for the payment of fees, expenses, disbursements or indemnification due to the Trustee under
Section 14 hereof (or due under any indemnity given to the Trustee pursuant to Section 14 hereof), (ii) any claim asserted against the Trustee personally, seeking damages or other relief against the Trustee (and not for purposes of binding the Trust Estate) based on or relating to any alleged breach of any duty or other actionable conduct of the Trustee, and (iii) any claim asserted by or against the Trustee personally (and not for purposes of binding the Trust Estate) otherwise relating in any manner to the rights, immunities and benefits granted to the Trustee under Sections 12, 13 and 14 hereof; and, with respect to solely to such claims:

                           (a) No party shall be obligated or entitled to submit such claim to arbitration or be bound by any arbitrator's award that might in any manner relate to such claim;

                           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO SUCH CLAIM MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS FOR PURPOSES OF ADJUDICATION OF ANY SUCH CLAIM. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION FOR PURPOSES OF ADJUDICATION OF ANY SUCH CLAIM. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.

                           (c) EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY SUCH CLAIM AND AGREES THAT SUCH CLAIM SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE PLEDGE AND SECURITY AGREEMENT OR ANY PROVISION HEREOF OR THEREOF, INSOFAR AS IT MAY CREATE A DEFENSE TO ANY

         SUCH CLAIM. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE PLEDGE AND SECURITY AGREEMENT.

                  25. Remedies Cumulative. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  26. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                  27. Specimen Signature. Each person at any time appointed as Representative or Indemnitees' Agent shall present a specimen signature to the Trustee promptly upon appointment.

                  28. Release of Cash or Cash Equivalents in Connection with Initial Letters of Credit. Upon receipt by the Trustee of the Initial Letters of Credit, the Trustee shall release to the Contributor (i) cash or Cash Equivalents from Fund A in an amount equal to the amount available to be drawn under the Initial Letter of Credit in Fund A and (ii) cash or Cash Equivalents from Fund B in an amount equal to the amount available to be drawn under the Initial Letter of Credit in Fund B; provided that any such delivery of cash or Cash Equivalents shall be made against delivery by Contributor of a receipt for such cash or Cash Equivalents.

                  29. Contribution of Trust Estate. The parties hereto acknowledge that the Trust Estate created pursuant to this Agreement is a continuation of the "Trust Estate" as defined in the Original Trust Agreement.


                           [intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Collateral Trust Agreement as of the date first written above.


                                   PANAMSAT CORPORATION, a Delaware
                                   corporation

                                   By:_____________________________
                                        Name:
                                        Title:


                                   HUGHES COMMUNICATIONS, INC., a
                                   California corporation

                                   By:_____________________________
                                        Name:
                                        Title:


                                   SATELLITE COMPANY, LLC, a Nevada
                                   limited liability company

                                   By:_____________________________
                                        Name:
                                        Title:


                                   GRUPO TELEVISA, S.A., a corporation
                                   (Sociedad Anonima) organized under
                                   the laws of Mexico

                                   By:_____________________________
                                        Name:
                                        Title:


                                   IBJ SCHRODER BANK & TRUST COMPANY,
                                   a New York banking corporation

                                   By:_____________________________
                                        Name:
                                        Title:



                                       S-1